UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 31, 2025 Conduit Pharmaceuticals Inc. (“Conduit”) has entered into an additional license and use agreement (the “Additional Agreement”) with Sarborg Limited covering certain additional deliverables and incorporating a new scope of work focused on analysis of Conduit’s acquired AstraZeneca assets. Sarborg will apply its proprietary algorithms to analyze Conduit’s data room including clinical and safety data for AZD1656, AZD5658, and AZD5904 to uncover missed insights, identify repurposing opportunities, and flag dataset gaps. The goal is to re-evaluate the clinical trial data, focusing on failed endpoints, to potentially identify specific patient subgroups that may have benefited, which could enhance Conduit’s clinical strategy. Sarborg grants to the Company a non-exclusive, non-transferable, revocable license for the Term to access and use Sarborg’s proprietary algorithmic machine learning platform in connection with the data analysis. The term of the Additional Agreement is for six months and provides for the payment, in aggregate, of $2.0 million which includes an up-front license fee for the Term, in cash or stock at the Company’s election at the closing price on the day preceding the effective date of the agreement.

In connection with the payment of prepaid monthly invoices for a portion of such fees, the Company issued 1,853,933 shares to satisfy approximately $1.65 million of such fees. The foregoing description of the Additional Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of such agreements, which will be filed with the U.S. Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The Services Agreement dated December 12, 2024 remains in full force and effect.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. In addition, on March 31, 2025, in connection with consulting and advisory services provided, the Company issued, to unrelated and independent third parties, an aggregate of 410,113 shares of Common Stock in consideration for such agreements and services. The issuance of all shares of Common Stock as identified herein and in Item 1.01 were without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. As of March 31, 2025, there are 9,549,800 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUIT PHARMACEUTICALS INC.

April 4, 2025	By:	/s/ David Tapolczay
	Name:	David Tapolczay
	Title:	Chief Executive Officer